FOR IMMEDIATE RELEASE

LiveWire Group, Inc. Reports 2025 First Quarter Financial Results

MILWAUKEE (May 1, 2025) – LiveWire Group, Inc. (“LiveWire” or the “Company”) (NYSE: LVWR) today reported first quarter 2025 results.

“Recognizing the heavyweight 2-wheel EV market remains limited in size for now, we remain focused on what we can control. Expenses are down by over 30% compared to the prior year same quarter with continued efforts to optimize. We opened four new countries in Europe and introduced LiveWire S2 Alpinista globally, as well as the first pedal assist STACYC product for teens and adults looking to join the ride. We also secured our first fleet customers: thank you Police Department of St Cloud, Florida for your trust and business,” said Karim Donnez, CEO, LiveWire.

First Quarter Highlights and Financial Results

•Consolidated operating loss decreased by $9.7 million from same quarter 2024 driven by a decrease in consolidated selling, administrative and engineering expense.
•Reduced consolidated selling, administrative and engineering expense by $7.8 million from same quarter 2024 due to initiatives taken in the later half of 2024 to streamline headcount and other costs
•Reduced net cash used during the quarter by $8.7 million, or 32%, from the same quarter 2024.
•Entered four new markets – Poland, Portugal, Finland and Belgium.

Total Company Highlights

$ in millions*	1st quarter
	2025	2024	Change
Consolidated Operating Loss	($20.7)	($30.4)	32%
Net Loss	($19.3)	($23.6)	18%
Net Cash Used During the Quarter (1)	($18.2)	($26.9)	32%
*Amounts may not add or recalculate due to rounding.

(1) Net cash used during the quarter is the equivalent of the net decrease in cash and cash equivalents included on the Company’s Consolidated Statements of Cash Flows.

The Company’s consolidated net loss was $19.3 million for the first quarter 2025 as compared to $23.6 million in the same period prior year driven by the segment results noted below, offset by a decrease of $3.9 of non-operating income related to the change in fair value of the outstanding warrants as of March 31, 2025 and a decrease of $1.5 million in interest income as compared to prior year.

LiveWire Group, Inc. is comprised of two business segments:

•Electric Motorcycles – focused on the sale of electric motorcycles and related products
•STACYC – focused on the sale of electric balance bikes for kids, electric bikes, and related products

Electric Motorcycles

$ in millions*	1st quarter
	2025	2024	Change
Motorcycle Units	33	117	(72%)
Revenue	$0.4	$1.2	(66%)
Operating Loss	($19.4)	($29.0)	33%
*Amounts may not add or recalculate due to rounding.

Electric Motorcycles revenue decreased in the first quarter of 2025 compared to the same quarter in the prior year due to lower unit sales and product mix. Operating loss decreased by $9.6 million primarily driven by a $7.4 million reduction in selling, administrative and engineering expense from cost reduction activities taken in 2024, including decreases in people costs, other spending and the relocation of LiveWire Labs to Milwaukee, Wisconsin compared to the same quarter in the prior year.

STACYC

$ in millions*	1st quarter
	2025	2024	Change
Electric Balance Bike and Electric Bike Units	1,970	2,932	(33%)
Revenue	$2.3	$3.7	(38%)
Operating Loss	($1.3)	($1.4)	7%
*Amounts may not add or recalculate due to rounding.

STACYC revenue decreased in the first quarter of 2025 compared to 2024 by $1.4 million, with $0.9 million related to units and product mix and $0.5 million related to parts, accessories and apparel. The revenue reduction was driven by a delay in product availability as a result of supply chain issues, product mix, and decreased sales to the Company’s third-party distributors. Selling, administrative, and engineering expenses decreased by $0.4 million driven by a reduction in advertising and marketing spend.

Financial guidance

Due to ongoing market volatility and evolving macroeconomic conditions, the current level of uncertainty limits our ability to provide updated units projections with the necessary level of precision and reliability, we have chosen to withdraw our previously issued units guidance at this time. We are, however, now targeting an Operating Loss below $60 million, down from the previously issued guidance of $70-80 million.

Webcast
The public is invited to attend the Harley-Davidson, Inc. audio webcast from 8-9 a.m. CT where LiveWire’s financial results, developments in the business and updates to the Company’s outlook will be shared. The webcast login can be accessed at https://investor.livewire.com/news-events-1/events/default.aspx. The audio replay will be available by approximately 10:00 a.m. CT.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “is on track,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “remain committed,” “should,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; H-D making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to develop and manufacture electric vehicles of sufficient quality and appeal to customers on schedule and on a large scale; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; our ability to obtain funding for our operations and manage costs; our future capital requirements and sources and uses of cash; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, including our ability to effectively execute the Company’s relocation and streamlined headcount plan within expected costs and time and our ability to realize the expected savings on an ongoing annual basis; our ability to manage and predict the impact that new or adjusted tariffs may have on the Company's ability to sell products domestically and internationally, and the cost of raw materials and components, including tariffs recently imposed or that may be imposed by the U.S. on foreign goods or other tariffs recently imposed or that may be imposed by foreign countries on U.S. goods; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; our ability to attract and retain a large number of customers; challenges we face as a pioneer into the highly-competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; our ability to rely on third-party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Jenni Coats (414) 343-7902
Financial Contact: Shawn Collins (414) 343-8002

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LiveWire Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended
	March 31, 2025	March 31, 2024
Revenue, net	$2,743	$4,978
Costs and expenses:
Cost of goods sold	4,911	9,105
Selling, administrative and engineering expense	18,498	26,295
Total operating costs and expenses	23,409	35,400
Operating loss	(20,666)	(30,422)
Interest income	504	2,016
Change in fair value of warrant liabilities	905	4,758
Loss before income taxes	(19,257)	(23,648)
Income tax provision (benefit)	14	(4)
Net loss	$(19,271)	$(23,644)

Net loss per share, basic and diluted	$(0.09)	$(0.12)

Weighted-average shares, basic and diluted	203,480	203,100

LiveWire Group, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$46,222	$64,437
Accounts receivable, net	3,622	3,874
Accounts receivable from related party	—	399
Inventories, net	28,491	26,942
Other current assets	3,281	2,709
Total current assets	81,616	98,361
Property, plant and equipment, net	31,420	34,012
Goodwill	8,327	8,327
Deferred tax assets	12	7
Lease assets	1,126	765
Intangible assets, net	995	1,058
Other long-term assets	4,758	5,430
Total assets	$128,254	$147,960
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,557	$1,738
Accounts payable to related party	15,384	9,762
Accrued liabilities	11,307	17,960
Current portion of lease liabilities	351	394
Total current liabilities	28,599	29,854
Long-term portion of lease liabilities	774	405
Deferred tax liabilities	135	118
Warrant liabilities	644	1,549
Other long-term liabilities	908	919
Total liabilities	31,060	32,845
Shareholders' equity:
Preferred Stock	—	—
Common Stock	20	20
Treasury Stock	(3,663)	(3,413)
Additional paid-in-capital	346,024	344,409
Accumulated deficit	(245,184)	(225,913)
Accumulated other comprehensive (loss) income	(3)	12
Total shareholders' equity	97,194	115,115
Total liabilities and shareholders' equity	$128,254	$147,960

LiveWire Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net loss	$(19,271)	$(23,644)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,085	2,326
Change in fair value of warrant liabilities	(905)	(4,758)
Stock compensation expense	1,615	2,282
Provision for doubtful accounts	13	3
Deferred income taxes	12	(7)
Inventory write-down	809	2,522
Other, net	(199)	4
Changes in current assets and liabilities:
Accounts receivable, net	239	2,206
Accounts receivable from related party	399	2,351
Inventories	(2,358)	(5,505)
Other current assets	(155)	24
Accounts payable and accrued liabilities	(6,396)	(6,046)
Accounts payable to related party	5,622	5,316
Net cash used by operating activities	(17,490)	(22,926)
Cash flows from investing activities:
Capital expenditures	(613)	(3,239)
Net cash used by investing activities	(613)	(3,239)
Cash flows from financing activities:
Repurchase of common stock	(250)	(706)
Net cash used by financing activities	(250)	(706)
Effect of exchange rate changes on cash and cash equivalents	138	—
Net decrease in cash and cash equivalents	$(18,215)	$(26,871)
Cash and cash equivalents:
Cash and cash equivalents—beginning of period	$64,437	$167,904
Net decrease in cash and cash equivalents	(18,215)	(26,871)
Cash and cash equivalents—end of period	$46,222	$141,033